Exhibit 10.1

EZGO TECHNOLOGIES LTD.

2022 SHARE INCENTIVE PLAN

1. Purpose and Effective Date.

(a) The purpose of the EZGO Technologies Ltd. 2022 Share Incentive Plan (the “Plan”) is to further the long term stability and financial success of EZGO Technologies Ltd. (the “Company”) by attracting and retaining personnel, including employees, non-employee directors, and consultants, through the use of share incentives. It is believed that ownership of Company shares will stimulate the efforts of those employees upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business.

(b) The Plan was recommended and approved by the Board of Directors on May 18, 2022 (the “Effective Date”).

2. Definitions.

(a) Act. The Securities Exchange Act of 1934, as amended.

(b) Affiliate. The meaning assigned to the term “affiliate” under Rule 12b-2 of the Act.

(c) Applicable Withholding Taxes. The aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold (based on the minimum applicable statutory withholding rates) in connection with any exercise of an Option or the award, lapse of restrictions or payment with respect to Restricted Shares.

(d) Award. The award of an Option or Restricted Shares under the Plan.

(e) Beneficiary. The person or persons entitled to receive a benefit pursuant to an Award upon the death of a Participant.

(f) Board. The Board of Directors of the Company.

(g) Cause. Dishonesty, fraud, misconduct, gross incompetence, gross negligence, breach of a material fiduciary duty, material breach of an agreement with the Company or any affiliate thereof, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Committee, which determination shall be binding. Notwithstanding the foregoing, if “Cause” is defined in an employment agreement between a Participant and the Company, “Cause” shall have the meaning assigned to it in such agreement.

(h) Change of Control.

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes, subsequent to the adoption of this Plan, the “beneficial owner” (as defined in Rule 13d-3 of the Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are directors of the Board as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its sole purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change of Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

(i) Code. The Internal Revenue Code of 1986, as amended.

(j) Committee. A committee of at least one member of the Board, as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board.

(k) Company. EZGO Technologies Ltd.

(l) Company Shares. The ordinary shares of the Company. In the event of a change in the capital structure of the Company (as provided in Section 12 below), the shares resulting from such a change shall be deemed to be Company Shares within the meaning of the Plan.

(m) Consultant. A consultant or adviser who provides bona fide services to the Company or a Subsidiary as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

(n) Corporate Change. A consolidation, merger, dissolution or liquidation of the Company, or a sale or distribution of assets or shares (other than in the ordinary course of business) of the Company; provided that, unless the Committee determines otherwise, a Corporate Change shall only be considered to have occurred with respect to Participants whose business unit is affected by the Corporate Change.

(o) Date of Grant. The date as of which an Award is made by the Committee.

(p) Disability or Disabled. As to an Incentive Share Option, a Disability within the meaning of Code Section 22(e)(3). As to all other awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(q) Fair Market Value.

(i) If Company Shares are readily tradable on an established securities market, its Fair Market Value will be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such market for the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If Company Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for a Company Share for the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) If Company Shares are not publicly traded, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

Fair Market Value shall be determined as of the applicable date specified in the Plan or, if there are no trades on such date, the value shall be determined as of the last preceding day on which Company Shares are traded.

(r) Incentive Share Option. An Option intended to meet the requirements of, and qualify for favorable Federal income tax treatment under, Code Section 422.

(s) Nonstatutory Share Option. An Option that does not meet the requirements of Code Section 422, or that is otherwise not intended to be an Incentive Share Option and is so designated.

(t) Option. A right to purchase Company Shares granted under the Plan, at a price determined in accordance with the Plan.

(u) Participant. Any individual who receives an Award under the Plan.

(v) Restricted Shares. Company Shares awarded upon the terms and subject to the restrictions set forth in Section 7 below.

(w) 10% Shareholder. A person who owns, directly or indirectly, shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or an Affiliate. Indirect ownership of shares shall be determined in accordance with Code Section 424(d).

3. General. Awards of Options and Restricted Shares may be granted under the Plan. Options granted under the Plan may be Incentive Share Options or Nonstatutory Share Options.

4. Company Shares.

(a)  Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan a total of 1,000,000 Company Shares. Company Shares allocable to Options granted under the Plan that expire or otherwise terminate unexercised and shares that are forfeited pursuant to restrictions on Restricted Shares awarded under the Plan may again be subjected to an Award under this Plan. For purposes of determining the number of shares that are available for Awards under the Plan, such number shall include the number of shares surrendered by a Participant or retained by the Company (i) in connection with the exercise of an Option or (ii) in payment of Applicable Withholding Taxes.

(b)  Any Company Shares that are surrendered by a Participant or otherwise forfeited pursuant to restrictions on Restricted Shares awarded under the Plan shall be deemed forfeited by way of surrender for no consideration in accordance with Section 59(1)(A) of the BVI Business Companies Act, or otherwise redeemed by the Company with the consent of the Participant for no consideration, and cancelled and of no further effect as a result of execution of the Award agreement by a Participant.

5. Eligibility.

(a) Any employee of, non-employee director of, or Consultant to the Company or its Affiliates, who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company is eligible to become a Participant. The Committee shall have the power and complete discretion, as provided in Section 14, to select eligible Participants and to determine for each Participant the terms, conditions and nature of the Award and the number of Company Shares to be allocated as part of the Award; provided, however, that any Award made to a member of the Committee must be approved by the Board. The Committee is expressly authorized to make an Award to a Participant conditioned on the surrender or cancellation of an existing Award.

(b) The grant of an Award shall not obligate the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

(c) Non-employee directors and Consultants shall not be eligible to receive the Award of an Incentive Share Option.

6. Share Options.

(a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of Company Shares for which Options are granted, the Option price per Company Share, whether the options are Incentive Share Options or Nonstatutory Share Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a share option agreement between the Company and the Participant.

(b) The Committee shall establish the exercise price of Options. The exercise price of an Incentive Share Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Share Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant. The exercise price of a Nonstatutory Share Option Award shall not be less than 100% of the Fair Market Value of the Company Shares covered by the Option on the Date of Grant.

(c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s share option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change of Control or Corporate Change as the Committee deems appropriate.

(d) The Committee shall establish the term of each Option in the Participant’s share option agreement. The term of an Incentive Share Option shall not be longer than ten years from the Date of Grant, except that an Incentive Share Option granted to a 10% Shareholder may not have a term in excess of five years. No option may be exercised after the expiration of its term or, except as set forth in the Participant’s share option agreement, after the termination of the Participant’s employment. The Committee shall set forth in the Participant’s share option agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Share Option may be exercised after (i) three months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one year from the Participant’s termination of employment on account of Disability or death. The Committee may, in its sole discretion, amend a previously granted Incentive Share Option to provide for more liberal exercise provisions, provided however that if the Incentive Share Option as amended no longer meets the requirements of Code Section 422, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Code Section 422, the amendment shall not become effective without the written consent of the Participant.

(e) An Incentive Share Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of Company Shares with respect to which Incentive Share Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Share Options granted under the Plan and all other plans of the Company and any parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Share Option to ensure that the foregoing requirement is met. If Incentive Share Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Share Options to the extent permitted by law.

(f) If a Participant dies and if the Participant’s share option agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the personal representative of the Participant’s estate during the time period specified in the share option agreement.

(g) If a Participant’s employment or services is terminated by the Company for Cause, the Participant’s Options (whether vested or unvested) shall terminate as of the date of the misconduct.

7. Method of Exercise of Options.

(a) Options may be exercised by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option.

(b) Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may (i) deliver Company Shares that the Participant has owned for at least six months (valued at Fair Market Value on the date of exercise), (ii) remit the exercise price by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the exercise price may be satisfied, in whole or in part, with Company Shares subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell Company Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price; (iii) exercise any applicable net exercise provision contained therein; (iv) such other consideration and method of payment for the issuance of Company Shares to the extent permitted by applicable law; or (iv) any combination of the foregoing methods of payment. Unless otherwise specifically provided in the Option, any payment of the exercise price paid by delivery of Company Shares acquired directly or indirectly from the Company shall be paid only with Company Shares that have been held by the Participant for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

8. Restricted Share Awards.

(a) Whenever the Committee deems it appropriate to grant a Restricted Share Award, notice shall be given to the Participant stating the number of Restricted Shares for which the Award is granted and the terms and conditions to which the Award is subject. This notice, when accepted in writing by the Participant, shall become an Award agreement between the Company and the Participant. Certificates representing the Restricted Shares shall be issued in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee. A Restricted Share Award may be made by the Committee in its discretion without cash consideration.

(b) The Committee may place such restrictions on the transferability and vesting of Restricted Shares as the Committee deems appropriate, including restrictions relating to continued employment and financial performance goals. Without limiting the foregoing, the Committee may provide performance or Change of Control or Corporate Change acceleration parameters under which all, or a portion, of the Restricted Shares will vest on the Company’s achievement of established performance objectives. Restricted Shares may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

(c) The Committee may provide in a Restricted Share Award, or subsequently, that the restrictions will lapse if a Change of Control or Corporate Change occurs. The Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or may remove restrictions on Restricted Shares as it deems appropriate.

(d) A Participant shall hold Restricted Shares subject to the restrictions set forth in the Award agreement and in the Plan. In other respects, the Participant shall have all the rights of a shareholder with respect to the Restricted Shares, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon. Certificates representing Restricted Shares shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s Award agreement. If share dividends are declared on Restricted Shares, such share dividends or other distributions shall be subject to the same restrictions as the underlying Restricted Shares.

9. Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company or the Affiliate employing the Participant, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no share certificates (or, in the case of Restricted Shares, no share certificates free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver already owned Company Shares (subject to such restrictions as the Committee may establish, including a requirement that any Company Shares so delivered shall have been held by the Participant for not less than six months) or (b) have the Company retain that number of Company Shares that would satisfy all or a specified portion of the Applicable Withholding Taxes.

10. Nontransferability of Awards.

(a) In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below. Options shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

(b) Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may grant Nonstatutory Share Options and Restricted Share awards that permit a Participant to transfer the Award to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members. Consideration may not be paid for the transfer of the Award. The transferee of an Award shall be subject to all conditions applicable to the Award prior to its transfer. The Award agreement shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Award and on Company Shares issued thereunder such limitations and conditions as the Committee deems appropriate.

11. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the tenth anniversary of the Effective Date. No Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable. In addition, the Board may unilaterally amend the Plan and Awards as it deems appropriate to cause Incentive Share Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him.

12. Change in Capital Structure.

(a) In the event of a share dividend, share split or combination of shares, spin-off, reclassification, recapitalization, merger or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of ordinary shares or preferred shares of the Company), the number and kind of shares or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(b) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

13. Change of Control. In the event of a Change of Control or Corporate Change, the Committee may take such actions with respect to Awards as the Committee deems appropriate. These actions may include, but shall not be limited to, the following:

(a) At the time the Award is made, provide for the acceleration of the vesting schedule relating to the exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date initially fixed by the Committee;

(b) Provide for the purchase or settlement of any such Award by the Company for any amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of a Participant’s rights had such Award been currently exercisable or payable;

(c) Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control or Corporate Change; or

(d) Cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving legal entity in such Change of Control or Corporate Change.

14. Administration of the Plan.

(a) The Plan shall be administered by the Committee.

(b) The Committee shall have the authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive an Award and the nature of the Award, (ii) the number of Company Shares to be covered by each Award, (iii) whether Options shall be Incentive Share Options or Nonstatutory Share Options, (iv) the Fair Market Value of Company Shares, (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (viii) whether a Change of Control or Corporate Change affects the Award, (ix) the terms of incentive programs, performance criteria and other factors relevant to the issuance of Options or the lapse of restrictions on Restricted Shares, (x) when Options may be exercised, (xi) whether to approve a Participant’s election with respect to Applicable Withholding Taxes, (xii) conditions relating to the length of time before disposition of Company Shares received in connection with an Award is permitted, (xiii) notice provisions relating to the sale of Company Shares acquired under the Plan, and (xiv) any additional requirements relating to Awards that the Committee deems appropriate.

(c) The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement. The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(d) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

15. Issuance of Company Shares. The Company shall not be required to issue or deliver any certificate for Company Shares before (a) the admission of such shares to listing on any stock exchange on which Company Shares may then be listed, (b) receipt of any required registration or other qualification of such shares under any state or federal securities law or regulation that the Company’s counsel shall determine is necessary or advisable, and (c) the Company shall have been advised by counsel that all applicable legal requirements have been complied with. The Company may place on a certificate representing Company Shares any legend required to reflect restrictions pursuant to the Plan, and any legend deemed necessary by the Company’s counsel to comply with federal or state securities laws. The Company may require a customary written indication of a Participant’s investment intent. Until a Participant has been issued a certificate for the Company Shares acquired, the Participant shall possess no shareholder rights with respect to the shares.

16. Rights Under the Plan. Participation in the Plan and the right to receive payments under the Plan shall not give a Participant any proprietary interest in the Company or any Affiliate or any of their assets. No trust fund shall be created in connection with the Plan, and there shall be no required funding of amounts that may become payable under the Plan. A Participant shall, for all purposes, be a general creditor of the Company. The interest of a Participant in the Plan cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his creditors.

17. Beneficiary. A Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive any payments under Awards of Restricted Shares or Options after the Participant’s death; provided, however, to be effective, such designation must be received by the Committee prior to the Participant’s death. If a Participant makes no valid designation, or if the designated beneficiary fails to survive the Participant or otherwise fails to receive the benefits, the Participant’s beneficiary shall be the first of the following persons who survives the Participant: (a) the Participant’s surviving spouse, or (b) he personal representative of the Participant’s estate.

18. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company—at its principal business address to the attention of the Secretary; (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

19. Interpretation. The terms of this Plan and Awards granted pursuant to the Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury relating to the qualification of Incentive Share Options under the Code, to the extent applicable. If any provision of the Plan or an Award conflicts with any such regulation or ruling, to the extent applicable, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan and/or the Award shall be void and of no effect.

20. Discretionary Nature of Plan. The benefits and rights provided under the Plan are wholly discretionary and, although provided by the Company, do not constitute regular or periodic payments. Unless otherwise required by applicable law, the benefits and rights provided under the Plan are not to be considered part of a Participant’s salary or compensation or for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. By acceptance of an Award, a Participant waives any and all rights to compensation or damages as a result of the termination of employment with the Company or its Affiliates for any reason whatsoever insofar as those rights result or may result from this Plan or any Award.

21. Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A, and will be construed and interpreted in accordance with such intent. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.  Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

22. Severability. Notwithstanding any contrary provision of the Plan or an Award agreement to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Award agreements shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award agreement, as applicable, shall not in any way be affected or impaired thereby.

23. Choice of Law. The Plan will be governed by and construed in accordance with the internal laws of the State of New York, without reference to any choice of law principles.